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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [X] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                          NORTHFIELD LABORATORIES INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

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                   [NORTHFIELD LABORATORIES INC. LETTERHEAD]

FOR FURTHER INFORMATION:


     AT NORTHFIELD LABORATORIES:       AT FRB | WEBER SHANDWICK:
     Steven A. Gould, M.D.             Lisa Fortuna              Cindy Martin
     Chief Executive Officer           Investors                 Media
     (847) 864-3500                    (312) 640-6779            (312) 640-6741


FOR IMMEDIATE RELEASE
THURSDAY, SEPTEMBER 12, 2002

                       NORTHFIELD ENCOURAGES SHAREHOLDERS
                        TO PARTICIPATE IN ANNUAL MEETING

EVANSTON, ILLINOIS, SEPTEMBER 12, 2002 - NORTHFIELD LABORATORIES INC. (NASDAQ/NMS: NFLD), a leading developer of an oxygen-carrying blood substitute for trauma and elective surgery situations, today encouraged its shareholders to participate in the Company's annual meeting of shareholders to be held at 10:00 a.m. CDT on September 13, 2002.

Dr. Steven A. Gould, Northfield's Chairman and Chief Executive Office, said, "Since assuming my duties as Northfield's Chief Executive Officer, I've enjoyed speaking with many of the Company's shareholders and I am looking forward to meeting many of them in person on Friday. For those shareholders who are not able to attend," Dr. Gould indicated, "the meeting this year will be broadcast live over the Internet and shareholders will also be able to listen to the meeting by conference telephone."

Dr. Gould noted that management will provide a business presentation at the meeting and that there will be a shareholder question and answer session following the presentation. "We look forward to updating shareholders on developments regarding Northfield's PolyHeme(TM) blood substitute product," Dr. Gould commented, " as well as our strategies for the future, including our efforts to expand our senior management, raise additional capital, secure a partnership with a major pharmaceutical company and increase Northfield's profile in the scientific and investment communities."

The Internet webcast of Northfield's annual meeting may be accessed by visiting Northfield's website at www.northfieldlabs.com or by logging on to www.tfprn.com. Participants may also access the slides online and listen to management's comments by dialing 800-452-1315 (domestic) or 706-634-7372 (international). Internet participants who wish to ask a question during the live question and answer session will be able to click on an "ask a question" link that will be available on both websites. Participants listening on the phone will be able to forward a question to management through the operator.

                                      MORE

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NORTHFIELD LABORATORIES INC.
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A replay of the webcast will be available at www.northfieldlabs.com and
www.tfprn.com for 30 days following the event. The audio only replay will be available until September 20 and may be accessed by dialing 800-642-1687 (domestic) or 706-645-9291, passcode 5496500.

Statements in this release that are not strictly historical are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the company's actual results in the future to differ materially from expected results. These risks include, among others: competition from other blood substitute products; the company's ability to obtain regulatory approval to market PolyHeme commercially; the company's and/or its representative's ability to successfully market and sell PolyHeme; the company's ability to manufacture PolyHeme in sufficient quantities; the company's ability to obtain an adequate supply of raw materials; the company's ability to maintain intellectual property protection for its proprietary product and to defend its existing intellectual property rights from challenges by third parties; the availability of capital to finance planned growth; and the extent to which the hospitals and physicians using PolyHeme are able to obtain third-party reimbursement, as described in the company's filings with the Securities and Exchange Commission.

             VISIT THE NORTHFIELD WEBSITE AT: www.northfieldlabs.com
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